LOCK-UP / VOTING TRUST AGREEMENT

THIS AGREEMENT is dated as of October 24, 2016

BETWEEN:

MAGELLAN GOLD CORPORATION, a company incorporated under the laws of the State of Nevada and having an office at 2010A Harbison Drive #312, Vacaville, CA, 95687, United States

(the "Shareholder")

AND:

RIO SILVER INC., a company incorporated under the laws of the Province of British Columbia and having a business office at 40 University Avenue, Suite 603, Toronto, Ontario, M5J 1T1

(the "Company")

WHEREAS:

A.

The Company, the Shareholder and their respective subsidiaries have agreed to enter into a definitive mining option agreement (the “Definitive Agreement”), pursuant to which the Shareholder agreed to subscribe for certain securities of the Company among other things;

B.

The Shareholder is the beneficial owner of the number of common shares in the capital of the Company (the "Shares") and other convertible securities to acquire such shares, if any (the "Convertible Securities"), set forth on the signature page of this Agreement;

C.

The Company has required that the Shareholder enter into this Agreement with respect to the Shares and the Convertible Securities (the Shares and the Convertible Securities collectively referred to herein as the “Securities”) that are beneficially owned by the Shareholder and any shares issuable in respect thereof; and

D.

This Agreement sets out the terms and conditions of the agreement between the parties.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Representations of the Shareholder.  The Shareholder represents that:

a.

it has the sole voting and the sole dispositive power, and the sole power to agree to the matters set forth herein with respect to the Shares set opposite its name on the signature page of this Agreement, and will continue to have the sole power to vote and dispose of the Shares set opposite its name on the signature page of this Agreement at the time of any vote contemplated by this Agreement;

b.

this Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity;

c.

it has the requisite corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder and is a corporation, it is a valid and subsisting corporation;

d.

neither the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby nor the compliance by the Shareholder with any of the provisions hereof will:

i.

result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or give rise to any third party right of termination, cancellation, material modification, acceleration, purchase or right of first refusal, under any provision of any of the constating documents of the Shareholder or under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, licence, agreement, lease, permit or other instrument or obligation to which it is a party or by which it or any of its properties or assets (including the Shares) may be bound, which breach or default could reasonably be expected to have an adverse effect on its ability to consummate the transactions contemplated by this Agreement;

ii.

require on the part of it any filing with (other than pursuant to the requirements of applicable securities laws), or permit, waiver, notification, authorization, exemption, registration, licence, consent or approval of, any governmental body or any other person; or

iii.

violate or conflict with any judgement, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of its properties or assets;

a.

there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any governmental body, or, to its knowledge threatened against it or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on its ability to consummate the transactions contemplated by this Agreement.  There is no order of any governmental body against it that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have an adverse effect on its ability to consummate the transactions contemplated by this Agreement; and

b.

it has not previously granted or agreed to grant any power of attorney or attorney in fact, proxy or other right to vote in respect of the Securities or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to the Securities except those which are no longer of any force or effect or that could not reasonably be expected to have an adverse effect on its ability to consummate the transactions contemplated by this Agreement.

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c.

it does not beneficially own any common shares in the capital of the Company other than the Shares; and

d.

it does not beneficially own any securities convertible into common shares in the capital of the Company other than the Convertible Securities.

1.

Agreement to Vote Shares.  The Shareholder hereby covenants and agrees that, at any meeting of the shareholders, optionholders or warrantholders of the Company, however called and any adjournment thereof (collectively, the “Meetings”), the Shareholder shall vote in favour of any and all matters (the “Management Matters”) proposed by management of the Company.

2.

Additional Covenants.  The Shareholder hereby severally covenants and agrees with the Company that, between the date of this Agreement and the Expiry Date (as defined herein), it shall not:

(a)

except as contemplated by this Agreement, grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or deposit (or permit to be deposited) the Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to the voting of the Shares.

a.

exercise any dissent rights that it may have; or

b.

commence or participate in (and it hereby agrees to, take all actions necessary to opt out of any class in) any class action with respect to any claim, derivative or otherwise, against the Company or any of its affiliates (or any of their respective successors).

1.

Effective Date.  This Agreement shall become effective on the date of the Definitive Agreement and shall remain in effect until 5:00 p.m. (Vancouver time) on the last day (the “Expiry Date”) of the Option Period (as defined in the Definitive Agreement) in accordance with the Definitive Agreement.

2.

Proxy. In furtherance of the matters set out herein, the Shareholder irrevocably covenants and agrees to execute and deliver an irrevocable proxy in favour of a management nominee, giving such person full discretion to vote on the matters to be approved at the Meetings and at any adjournments thereof or to sign any consent resolutions put before shareholders of the Company for approval.

3.

Control over Corporation or Trust.  If any of the Securities are held through a corporation or trust over which the Shareholder has control, as defined in the Business Corporations Act (British Columbia) (either alone or in conjunction with any other person) ("Control"), the Shareholder shall act, vote and exercise its power and authority to ensure that this Agreement is complied with by said corporation.

4.

No Voting Trusts.  The Shareholder will not, and will not permit any entity under the Shareholder’s Control to, deposit any of the Securities in a voting trust or subject any of the Securities to any arrangement or agreement with respect to the voting of such securities, other than agreements entered into with the Company.

5.

No Proxy Solicitations.  The Shareholder will not, and will not permit any entity under the Shareholder’s Control to:

(a)

solicit proxies or become a participant in a solicitation in opposition to the Company in connection with the Management Matters;

a.

assist any person, entity or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the Company in connection with the Management Matters;

b.

act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing the Company in connection with the Management Matters.

1.

Transfer and Encumbrance.  Except with the prior written consent of the Company, which consent may be arbitrarily withheld, the Shareholder agrees not to transfer, sell or offer to transfer or sell or otherwise dispose of or encumber any of the Shares or New Shares (as defined below).

2.

Additional Purchases.  The Shareholder agrees that any common shares in the capital of the Company purchased or as to which the Shareholder acquires beneficial ownership after the execution of this Agreement, including any shares acquired on the conversion of any of the Convertible Securities (together, the "New Shares") shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

3.

Termination.  Unless otherwise provided for herein, this Agreement shall terminate on the earlier of:

(a)

The Company providing written notice of termination to the Shareholder;

a.

The termination of the Definitive Agreement in accordance with its terms;

b.

The exercise of the Option (as defined in the Definitive Agreement) in accordance with the Definitive Agreement; and

c.

The expiry of the Option Period (as defined in the Definitive Agreement);

For greater certainty, if this Agreement is terminated in accordance with this Section 11, no party shall have liability to any other party under this Agreement except with respect to a breach of the Agreement that occurred prior to such termination.

1.

Specific Performance.  The Shareholder acknowledges that it will be impossible to measure in money the damage to the Company if the Shareholder fails to comply with any of its obligations under this Agreement, that every such obligation is material and that, in the event of any such failure, the Company will not have an adequate remedy at law or in damages, and accordingly, the Shareholder agrees that the issuance of an injunction or other equitable remedy is the appropriate remedy for any such failure.

2.

Successors and Assigns.  This Agreement and all obligations of the Shareholder hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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3.

Entire Agreement.  This Agreement supersedes all prior agreements among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof.  This Agreement may not be modified or waived, except expressly by an instrument in writing signed by all the parties hereto.  No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver be deemed a continuing wavier of any matter by such party.

4.

Notice.  Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered, telecopied or mailed by prepaid registered post to the party to receive same at the undernoted address, namely:

(a)

if to the Shareholder:

Magellan Gold Corporation
2010A Harbison Drive, #312
Vacaville, CA, UAS  95687

Attention: President

Email: wpiercecarson@aol.com

(b)

if to the Company:

Rio Silver Inc.
40 University Avenue, Suite 603
Toronto, Ontario  M5J 1T1

Attention: Chief Financial Officer

Email: dan.hamilton@riosilverinc.com

Any notice delivered or telecopied shall be deemed to have been given and received on the business day next following the date of delivery or telecopying, as the case may be.  Any notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

5.

Further Assurances.  Each of the parties hereto agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

6.

Severability.  Each of the covenants, provisions, sections, subsections and other subdivisions hereof is severable from every other covenant, provision, section, subsection and subdivision and the invalidity or unenforceability of any one or more covenants, provisions, sections, subsections and other subdivisions hereof shall not effect the validity or enforceability of the remaining covenants, provisions, sections, subsections or subdivisions hereof.

7.

Miscellaneous.

(a)

This Agreement shall be construed in accordance with the laws of British Columbia and the parties hereto agree to attorn to the jurisdiction of the courts thereof.

a.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

b.

All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or interference shall be derived there from.

c.

References to "he" and "they" shall be interpreted to include "her", "it" and other gender variations thereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

RIO SILVER INC. (signed) “Jeffrey Reeder” Per: Jeffrey Reeder, President and Chief Executive Officer
MAGELLAN GOLD CORPORATION (signed) “John Power” Per: John Power, Chief Financial Officer

1,500,000	common shares of Rio Silver Inc. (the "Shares")
Nil	options of Rio Silver Inc. (the "Options")
1,500,000	warrants of Rio Silver Inc. (the "Warrants")

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